Exhibit 10.3

AMENDMENT NUMBER ONE TO

SERVICES AND SECONDMENT AGREEMENT

This Amendment Number One to Services and Secondment Agreement (this “Amendment”) is entered into on, and effective as of, July 1, 2014, among Valero Services, Inc., a Delaware corporation (“VSI”), Valero Refining Company-Tennessee, L.L.C., a Delaware limited liability company (“VRCT”), and Valero Energy Partners GP LLC, a Delaware limited liability company (“GP”). VSI and VRCT are sometimes herein referred to individually as an “Operator” and collectively as the “Operators.” VSI, VRCT and GP are sometimes herein referred to individually as a “Party” and collectively as the “Parties.”

RECITALS:

1. The Parties executed that certain Services and Secondment Agreement dated December 16, 2013 (the “Original Agreement”).

2. Pursuant to the Original Agreement, the Operators seconded to GP the personnel necessary to perform the maintenance and operational functions with respect to transportation and logistics assets (including crude oil and refined petroleum products pipelines and terminals) owned by the Partnership.

3. Pursuant to that certain Sale and Purchase Agreement of even date herewith (the “Purchase Agreement”), the Partnership, through various of its subsidiaries, is acquiring additional transportation and logistics assets (the “New Assets”).

4. The Parties desire to amend the Original Agreement to provide for the secondment by the Operators to GP of the personnel needed to perform the maintenance and operational functions with respect to the New Assets.

In consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS; INTERPRETATION

1.1 Definitions and Interpretation. Capitalized terms used and not otherwise defined in this Amendment shall have the meanings ascribed to them in the Original Agreement, and the rules of interpretation set forth in Section 1.2 of the Original Agreement shall apply with equal force hereto.

1.2 Legal Representation of Parties. This Amendment was negotiated by the Parties with the benefit of legal representation, and any rule of construction or interpretation requiring this Amendment to be construed or interpreted against any Party merely because such Party drafted all or a part of such Amendment will not apply to any construction or interpretation hereof or thereof.

1.3 Titles and Headings. Section titles and headings in this Amendment are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Amendment.

ARTICLE 2

AMENDMENT

The Original Agreement is hereby amended as follows:

2.1 Definitions. The following terms, when used in the Agreement shall have the following respective meanings, unless context clearly requires otherwise:

“Assets” means the assets of the Partnership Entities set forth in Exhibit A, as the same may be amended, supplemented or restated from time to time in accordance with the provisions hereof.

“Omnibus Agreement” means that certain Amended and Restated Omnibus Agreement dated July 1, 2014, among Valero Energy Corporation, a Delaware corporation, Valero Marketing and Supply Company, a Delaware corporation, Valero Terminaling and Distribution Company, a Delaware corporation, The Premcor Refining Group Inc., a Delaware corporation, The Premcor Pipeline Co., a Delaware corporation, Valero Energy Partners LP, a Delaware limited partnership, Valero Energy Partners GP LLC, a Delaware limited liability company, Valero Partners Operating Co. LLC, a Delaware limited liability company, Valero Partners EP, LLC, a Delaware limited liability company, Valero Partners Lucas, LLC, a Delaware limited liability company, Valero Partners Memphis, LLC, a Delaware limited liability company, Valero Partners North Texas, LLC, a Delaware limited liability company, Valero Partners South Texas, LLC, a Delaware limited liability company, and Valero Partners Wynnewood, LLC, a Delaware limited liability company.

2.2 Amendment to Section 2.1. The first sentence of Section 2.1 of the Agreement is amended and restated to read as follows:

“Subject to the terms of this Agreement, the Operators agree to second the Seconded Employees to GP, and GP agrees to accept the Secondment of the Seconded Employees, for the purpose of performing the operational and maintenance activities that are described in Exhibit B (the “Operational Services”) which relate to those Assets set forth on Exhibit A (including the Secondment of such Seconded Employees as are needed to provide the Operational Services related to the Assets).”

2.3 Exhibits. Exhibit A to the Original Agreement is hereby amended to add to the list of Assets therein all of the New Assets set forth in Exhibit A to this Amendment.

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ARTICLE 3

GENERAL PROVISIONS

3.1 Accuracy of Recitals. The paragraphs contained in the recitals to this Amendment are incorporated in this Amendment by this reference, and the Parties to this Amendment acknowledge the accuracy thereof.

3.2 Binding Effect. This Amendment will be binding upon, and will inure to the benefit of, the Parties and their respective successors, permitted assigns and legal representatives.

3.3 Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed to be an original, and all of which together shall constitute one and the same instrument. Each Party may execute this Amendment by signing any such counterpart.

3.4 Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with and governed by, the laws of the State of Texas, excluding its conflicts of laws principles that would apply the laws of another jurisdiction. The Parties submit to the exclusive jurisdiction of the courts of competent jurisdiction situated in Bexar County, Texas, for the resolution of any disputes arising hereunder.

3.5 Signatories Duly Authorized. Each of the signatories to this Amendment represents that he or she is duly authorized to execute this Amendment on behalf of the Party for which he is signing, and that such signature is sufficient to bind the Party purportedly represented.

[Signature page follows]

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IN WITNESS HEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives on the date herein above mentioned.

Valero Services, Inc.

By:	/s/ Joseph W. Gorder
Name:	Joseph W. Gorder
Title:	Chief Executive Officer and President

Valero Refining Company-Tennessee, L.L.C.

By:	/s/ Joseph W. Gorder
Name:	Joseph W. Gorder
Title:	Chief Executive Officer and President

Valero Energy Partners GP LLC

By:	/s/ Richard F. Lashway
Name:	Richard F. Lashway
Title:	President and Chief Operating Officer

Signature Page to Amendment Number One to Services and Secondment Agreement

EXHIBIT A

to

Amendment Number One to Services and Secondment Agreement

New Assets

In addition to those Assets identified in Exhibit A to the Original Agreement, the Assets shall also include all above and below-ground equipment, facilities and improvements owned (in whole or in part) or leased by any Partnership Entities, or with respect to which any of the Partnership Entities have the right and/or obligation to operate and/or maintain, at each of the following office, terminal or truckhaul (as applicable) locations and comprising each of the following pipeline systems:

Offices, Terminals and Truckhauls

Wynnewood System:

Wynnewood Terminal	Murray County, Oklahoma

Three Rivers Crude System:

CR 422 Crude Oil Terminal	Live Oak County, Texas

Three Rivers Pipeline Office	Live Oak County, Texas

Three Rivers Meter Site	Live Oak County, Texas

McKee Crude System:

Clawson Station	Hansford County, Texas

Coble Station	Hutchinson County, Texas

Farnsworth Station	Ochiltree County, Texas

Follett Station	Lipscomb County, Texas

Frass Station	Lipscomb County, Texas

Glazier Station	Lipscomb County, Texas

Gruver Station	Hansford County, Texas

Hitchland Station	Hansford County, Texas

Hooker Station	Texas County, Oklahoma

McKee Station	Moore County, Texas

McKee Valve & Meter Site and 8” Pipeline	Moore County, Texas

Merten Station	Gray County, Texas

Perryton Office & Pipe Yard	Ochiltree County, Texas

Perryton Station (Nos. 1, 2, 3 and 4)	Ochiltree County, Texas

Piper Station (#1,2 and 3)	Lipscomb County, Texas

Sunray Pump Station	Sherman County, Texas

Tubbs Station	Lipscomb County, Texas

Turpin Terminal	Beaver County, Oklahoma

Waka Station	Ochiltree County, Texas

Pipeline Systems

Wynnewood System:

Wynnewood Pipeline. A twelve inch (12”) nominal diameter pipeline, approximately 30 miles in length, originating at the Valero Ardmore Refinery in Carter County, Oklahoma and terminating at the Valero Wynnewood Terminal in Murray County, Oklahoma

Three Rivers Crude System:

CR 422—Valero Ref #1-12. A twelve inch (12”) nominal diameter pipeline, approximately 3,225 feet / 0.61 miles in length, originating at the Valero CR 422 crude oil facility and terminating the Valero Three Rivers Refinery in Live Oak County, Texas.

McKee Crude System:

Tubbs 4” – A four inch (4”) nominal diameter pipeline, approximately 73,081 feet / 13.84 miles in length, originating at The Shamrock Pipe Line Corporation’s Tubbs Station in Lipscomb County, Texas and terminating at The Shamrock Pipe Line Corporation’s Tubbs /Citizens scrapper trap site in Lipscomb County, Texas.

Citizens 6” – A six inch (6”) nominal diameter pipeline, approximately 48,762 feet / 9.24 miles in length, originating at The Shamrock Pipe Line Corporation’s Tubbs/Citizens scrapper trap site in Lipscomb County, Texas and terminating at The Shamrock Pipe Line Corporation’s Piper Station in Lipscomb County, Texas.

Lipscomb 6” – A six inch (6”) nominal diameter pipeline, approximately 258,838 feet / 49.02 miles in length, originating at Frass Station in Lipscomb County, Texas and terminating at The Shamrock Pipe Line Corporation’s Perryton Station in Ochiltree County, Texas.

Perryton-Waka 10” – A ten inch (10”) nominal diameter pipeline, approximately 80,135 feet / 15.18 miles in length, originating at The Shamrock Pipe Line Corporation’s Perryton Station in Ochiltree County, Texas and terminating at The Shamrock Pipe Line Corporation’s Waka Station in Ochiltree County, Texas.

Perryton-Waka 6” – A six inch (6”) nominal diameter pipeline, approximately 80,657 feet / 15.28 miles in length, originating at The Shamrock Pipe Line Corporation’s Perryton Station in Ochiltree County, Texas and terminating at The Shamrock Pipe Line Corporation’s Waka Station in Ochiltree County, Texas.

Waka-Gruver 8” – An eight inch (8”) nominal diameter pipeline, approximately 133,047 feet / 25.19 miles in length, originating at The Shamrock Pipe Line Corporation’s Waka Station in Ochiltree County, Texas and terminating at The Shamrock Pipe Line Corporation’s Gruver Station in Hansford County, Texas.

Gruver-Clawson 8” – An eight inch (8”) nominal diameter pipeline, approximately 1,497 feet / 0.28 miles in length, originating at The Shamrock Pipe Line Corporation’s Gruver Station in Hansford County, Texas and terminating at NuStar Logistics, L.P.’s Clawson Station in Hansford County, Texas.

Clawson-Gruver 6” – A six inch (6”) nominal diameter pipeline, approximately 1,069 feet / 0.20 miles in length, originating at NuStar Logistics, L.P.’s Clawson Station in Hansford County, Texas and terminating at The Shamrock Pipe Line Corporation’s Gruver Station in Hansford County, Texas.

Turpin-Gruver 6” – A six inch (6”) nominal diameter pipeline, approximately 304,313 feet / 57.64 miles in length, originating at Valero Plains Company LLC’s Turpin Terminal in Beaver County, Oklahoma and terminating at The Shamrock Pipe Line Corporation’s Gruver Station in Hansford County, Texas.

Gruver-McKee 6” – A six inch (6”) nominal diameter pipeline, approximately 157,609 feet / 29.85 miles in length, originating at The Shamrock Pipe Line Corporation’s Gruver Station in Hansford County, Texas and terminating at The Shamrock Pipe Line Corporation’s McKee scrapper trap site in Moore County, Texas.

McKee – McKee Refinery 8” – An eight inch (8”) nominal diameter pipeline, approximately 4,747 feet / 0.90 miles in length, originating at The Shamrock Pipe Line Corporation’s McKee scrapper trap site in Moore County, Texas and terminating at the Valero McKee Refinery in Moore County, Texas.

Turpin 6” (Hansford County, TX)– A six inch (6”) nominal diameter pipeline, approximately 5,899 feet / 1.12 miles in length, originating west of SH 15 in Hansford County, Texas and terminating south of FM 1262 in Hansford County, Texas.

Turpin 6” (Moore County, TX) – A six inch (6”) nominal diameter pipeline, approximately 5,280 feet / 1.0 miles in length, originating at The Shamrock Pipe Line Corporation’s McKee scrapper trap site in Moore County, Texas and terminating at the Valero McKee Refinery in Moore County, Texas.

Reference may be had to the Purchase Agreement and the deeds and other instruments executed and delivered in accordance therewith for more detailed descriptions of the above-referenced New Assets.

Other included assets:

Without limiting the generality of the foregoing, the Assets expressly include all of the following located at or comprising any part of the above facilities, to the extent owned, leased or otherwise under the control of any Partnership Entity:

Piping

Pumps

Valves

Fittings

Interconnects

Lease automatic custody transfer (LACT) units

Metering equipment and associated equipment

Cathodic protection equipment

Fire suppression equipment

Tanks / tank roofs

Tank dikes and foundations

Truck racks and associated equipment

Vapor recovery equipment

Buildings and improvements, and all fixtures, furnishings and equipment therein

Security equipment, including fences and gates

Drives, walks and parking areas

Signage

Utilities infrastructure

Environmental monitoring and remediation equipment

SCADA equipment

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